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                                                                   Exhibit 21.01

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                      NAME UNDER WHICH
NAME                               JURISDICTION OF ORGANIZATION       SUBSIDIARY DOES BUSINESS
----                               ----------------------------       ------------------------
ECI License Company, LP            Pennsylvania                       ECI License Company, LP

Entercom Portland, LLC             Oregon                             Entercom Portland, LLC

Entercom Portland License, LLC     Oregon                             Entercom Portland License, LLC

Entercom Rochester, Inc.           New York                           Entercom Rochester, Inc.

Entercom Boston 1 Trust            Massachusetts                      Entercom Boston License, LLC

Entercom Boston 2 Trust            Massachusetts                      Entercom Boston License, LLC

Entercom Boston License II, LLC    Delaware                           Entercom Boston License, LLC

Entercom Boston LLC                Delaware                           Entercom Boston License, LLC

Entercom Boston License, LLC       Delaware                           Entercom Boston License, LLC


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